UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2011 (April 27, 2011)

PREVENTION INSURANCE.COM
(Exact name of registrant as specified in its charter)

Nevada	000-32389	88-0126444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Paragon Capital LP 110 East 59th Street, 29th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 593 – 1600
(Registrant’s telephone number, including area code)
None
(Former name or former address since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03  –  Amendment to Articles of Incorporation

On April 27, 2011 (the “Effective Date”), Prevention Insurance.com (the “Company”) amended its articles of incorporation to increase its authorized capital to one hundred and ten million (110,000,000) shares of all classes of stock.  Of such total number of shares of stock, one hundred million (100,000,000) shares are authorized to be common stock, each of which have a par value of $0.0001 (“Common Stock”), and ten million (10,000,000) shares are authorized to be preferred stock, each of which shares have a par value of $0.0001 per share (“Preferred Stock”).

Additionally, as of the Effective Date, each one hundred (100) shares of common stock, par value $0.01 per share, of the Company issued and outstanding or held as unissued immediately prior to the Effective Date (the “Old Common Stock”) was automatically without any action on the part of the holder thereof, reclassified and changed into one (1) share of common stock, par value $0.0001 per share, which the Company is authorized to issue immediately subsequent to the Effective Date (the "New Common Stock"). In the event any conversion of Old Common Stock creates a fractional share, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon such conversion, in the aggregate, shall be rounded up to the nearest whole number of shares of Common Stock.

 Item 9.01  –  Financial Statements and Exhibits.

(d)  Exhibits:  The following exhibits are filed as part of this report:

Exhibit Number	Description

3.1	Certificate of Amendment of Articles of Incorporation of Prevention Insurance.com, filed with the State of Nevada on April 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREVENTION INSURANCE.COM

Date: April 28, 2011	By:	/s/ Alan P. Donenfeld
Alan P. Donenfeld President and Secretary